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EXHIBIT 10.25

               AMENDED AND RESTATED REVOLVING LINE OF CREDIT NOTE

$___________                                               Hartford, Connecticut
                                                           December __, 2004

      FOR VALUE RECEIVED, the undersigned, VERMONT PURE HOLDINGS, LTD., a Delaware corporation with an office located at 1050 Buckingham Street, Watertown, Connecticut 06795 ("HOLDINGS "), and CRYSTAL ROCK LLC, a Delaware limited liability company with an office at 1050 Buckingham Street, Watertown, Connecticut 06795 ("CRYSTAL ROCK", and collectively with Holdings, the "OBLIGORS"), hereby jointly and severally promise to pay to the order of ________________, a _____________ (individually, together with its successors and assigns, the "LENDER"), at its office at _____________, __________, ____________ ______ or at such other place as the holder hereof may designate, the principal amount advanced hereunder and remaining unpaid, up to a maximum amount of ____________ MILLION ______________ AND 00/100 DOLLARS ($____________)
(the "PRINCIPAL AMOUNT") in lawful money of the United States, together with interest on the Principal Amount, beginning on the date hereof, before and after maturity or judgment, at a per annum rate determined as provided in that certain Amended and Restated Loan and Security Agreement dated as of the __ day of December, 2004, as the same may be amended from time to time (as so amended from time to time the "LOAN AND SECURITY AGREEMENT"), by and among the Obligors, each of the lenders, including the Lender, which is a signatory thereto (collectively, the "LENDERS") and Webster Bank, National Association, as agent (in such capacity, together with its successors and assigns in such capacity, the "AGENT"). All payments shall be made in lawful money of the United States in immediately available funds. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Loan and Security Agreement.

      1. Interest Rate. The interest rate hereunder shall be as set forth in the Loan and Security Agreement.

      2. Requests for Advances. Requests for advances hereunder shall be as set forth in the Loan and Security Agreement.

      3. Payments of Interest. Payments of interest hereunder shall be as set forth in the Loan and Security Agreement.

      4. Payments of Principal. Payments of principal hereunder shall be as set forth in the Loan and Security Agreement.

      5. Prepayments. Prepayments of principal hereunder shall be as set forth in the Loan and Security Agreement.

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      6. Costs and Expenses. The Obligors shall pay all taxes levied or assessed on this Note or the debt evidenced hereby against the Lender, together with all costs, expenses and attorneys' and other professional fees incurred in any action to collect and/or enforce this Note or to enforce the Loan and Security Agreement or any other agreement relating to this Note or the Loan and Security Agreement or any other agreement or in any litigation or controversy arising from or connected with the Loan and Security Agreement or any other agreement, or this Note.

      7. Increased Costs. In the event that applicable law, treaty or regulation or directive from any government, governmental agency or regulatory authority, or any change therein or in the interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or government, governmental agency or regulatory authority, shall:

            a. subject the Lender to any tax of any kind whatsoever (except taxes on the overall net income of the Lender) with respect to the Loan and Security Agreement, this Note or any of the loans made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for changes in the rate of tax on the overall net income of the Lender);

            b. impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender, including (without limitation) pursuant to Regulations of the Board of Governors of the Federal Reserve System; or

            c. in the opinion of the Lender, cause this Note, any loan made under this Note or under the Loan and Security Agreement to be included in any calculations used in the computation of regulatory capital standards; or

            d.    impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount that the Lender deems to be material, of making, converting into, continuing and/or maintaining the loans made pursuant to this Note and the Loan and Security Agreement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of such loans, then, in any case, the Obligors shall promptly pay the Lender, upon its demand, such additional amounts necessary to compensate the Lender for such additional costs or such reduction in payment, as the case may be (collectively the "Additional Costs"). The Lender shall certify the amount of such Additional Costs to the Obligors, and such certification, absent manifest error, shall be deemed conclusive. In determining such amount, the Lender shall use any reasonable averaging and attribution methods.

      8. Indemnity. The Obligors agree to indemnify the Lender and to hold the Lender harmless from any loss (including any of the additional costs referred to above and any lost profits) or expense that it may sustain or incur as a consequence of (i) a default by any Obligor in

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the payment of the principal of or interest due on this Note, or (ii) the making of a prepayment of the Principal Amount bearing interest based upon the LIBOR Rate on a day which is not the last day of the then current Interest Period applicable thereto, including, but not limited to, in each case any such loss or expense arising from the reemployment of funds obtained by it or from fees, interest or other amounts payable to terminate the deposits from which such funds were obtained. The Agent shall prepare a certificate as to any additional amounts payable to it pursuant to this Section, which certificate shall be submitted by the Lender to the Obligors and shall, absent manifest error, be deemed conclusive.

      9. Lawful Interest. All agreements between Obligors and Lender are hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Obligors and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Obligors and Lender.

      10. Events of Default. The Obligors agree that the occurrence of an Event of Default under the Loan and Security Agreement shall constitute an Event of Default under this Note. This Note is one of the Revolving Line of Credit Notes referred to in, and is entitled to the benefits of, the Loan and Security Agreement. Reference is hereby made to the Loan and Security Agreement for the other terms and conditions relating to the Loan evidenced by this Note which are incorporated in this Note by reference. Upon the occurrence and during the continuance of any Event of Default, the Lender, at its option, may declare all amounts outstanding hereunder, together with accrued interest thereon and all applicable late charges, other amounts due under this Note and all other liabilities and obligations of the Obligors to the Lender to be immediately due and payable, whereupon the same shall become immediately due and payable; all of the foregoing without demand, presentment, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived by the Obligors. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Notwithstanding the foregoing, upon the occurrence of an Event of Default relating to the bankruptcy or insolvency of any Obligor or any guarantor, all amounts outstanding hereunder, together with accrued interest thereon and all applicable late charges, other amounts due under this Note and all other liabilities and obligations of the Obligors to the Lender shall be immediately due and payable. Upon the occurrence and during the continuance

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of any Event of Default, without in any way affecting the Agent's or Lender's other rights and remedies, or after maturity or judgment, the interest rate applicable to the outstanding principal balance of this Note shall be as set forth in the Loan and Security Agreement. The Lender shall endeavor to give the Obligors prompt notice of the acceleration of the unpaid balance owed under this Note but failure to give such notice shall not affect any action taken by Lender and Lender shall not incur any liability for any failure to deliver such notice.

      11. Lien and Right of Setoff. Each Obligor hereby grants to Lender a lien, security interest and right of setoff as security for all liabilities and obligations to Lender or any other lender under the Loan and Security Agreement, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under common control with Lender, or in transit to any of them. At any time, without demand or notice, Lender may, if an event which constitutes or which with notice or lapse of time, or both, would constitute an Event of Default under this Note, the Loan and Security Agreement or any of the other Loan Documents has occurred and is continuing, set off the same or any part thereof and apply the same to any liability or obligation of any Obligor to Lender or any other lender under the Loan and Security Agreement even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY OBLIGOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      12. No Waiver. Failure by the Lender to insist upon the strict performance by Obligors of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Lender shall retain the right thereafter to insist upon strict performance by the Obligors of any and all terms and provisions of this Note or any agreement securing the repayment of this Note.

      13. Governing Law. This Note shall be governed by the laws of the State of Connecticut.

      14. Replacement Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon cancellation of this Note or other Loan Document, or in the case of any such loss, theft or destruction, upon an agreement by the holder thereof to indemnify Obligors for losses in connection therewith, Obligors will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

      15. Joint and Several Liability. All obligations, covenants and agreements of the Obligors pursuant to this Note or any of the other Loan Documents shall be the joint and several obligations, covenants and agreements of each of the Obligors.

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      16. Agency Agreement. The provisions of this Note and all payments made under this Note shall be subject to the terms of the Agency Agreement.

      17. Amended and Restated Note. This Note is issued in replacement of and amends, restates and supercedes in its entirety that certain Revolving Line of Credit Note dated March 5, 2003 of Holdings, Crystal Rock Spring Water Company, which has merged with and into Holdings, and Vermont Pure Springs, Inc., which has merged with and into Holdings, payable to the order of the Lender in the original principal amount of $____________ (the "Existing Note"); provided however that such amendment, restatement, and replacement of the Existing Note shall in no way be construed as a novation of the indebtedness of the Obligors under the Existing Note.

      18. Prejudgment Remedy and Other Waivers. EACH OBLIGOR ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE, AND FURTHER, WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS NOTE, ALL SURETYSHIP DEFENSES AND ALL RIGHTS UNDER ANY STATUTE OF LIMITATION. EACH OBLIGOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

      19. Jury Waiver. EACH OBLIGOR AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN. EACH OBLIGOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

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      IN WITNESS WHEREOF, the Obligors have caused this Note to be duly executed as of the ___ day of December, 2004.

                                               VERMONT PURE HOLDINGS, LTD.

                                               By_______________________________
                                                  Name: Timothy G. Fallon
                                                  Title: Chief Executive Officer

                                               CRYSTAL ROCK LLC

                                               By:______________________________
                                                  Name: Timothy G. Fallon
                                                  Title: Manager

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